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                                                                                 EXHIBIT 11


                         SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
                        Computation of Net Loss Per Common Share (Unaudited)
                               (In thousands, except per share data)


                                                                  Three                Nine
                                                              Periods Ended       Periods Ended
                                                            ------------------- -------------------
                                                             Oct. 1,   Oct. 2,   Oct. 1,   Oct. 2,
                                                              1995      1994      1995      1994
                                                            --------- --------- --------- ---------
Primary
-------
Loss before extraordinary item                               ($8,540) ($10,329) ($30,700) ($24,424)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $3,551.                                    -         -         -    (5,326)
                                                            --------- --------- --------- ---------
Net loss                                                     ($8,540) ($10,329) ($30,700) ($29,750)
                                                            ========= ========= ========= =========
Shares:
  Weighted average common shares outstanding                  99,136    98,576    99,029    98,532

  Weighted average shares of restricted
    stock outstanding                                            528       774       659       831

  Additional shares assuming exercise of stock options         2,193     1,744     1,707     2,028

  Weighted average common shares and common                 --------- --------- --------- ---------
    share equivalents outstanding - primary                  101,857   101,094   101,395   101,391
                                                            ========= ========= ========= =========
Loss before extraordinary item                                ($0.08)   ($0.10)   ($0.30)   ($0.24)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                               -         -         -     (0.05)
                                                            --------- --------- --------- ---------
Primary net loss  per common share                            ($0.08)   ($0.10)   ($0.30)   ($0.29)
                                                            ========= ========= ========= =========

Assuming Full Dilution
----------------------
Loss before extraordinary item                               ($8,540) ($10,329) ($30,700) ($24,424)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $3,551.                                    -         -         -    (5,326)
                                                            --------- --------- --------- ---------
Net loss                                                     ($8,540) ($10,329) ($30,700) ($29,750)
                                                            ========= ========= ========= =========

Shares:
  Weighted average common shares outstanding                  99,136    98,576    99,029    98,532

  Weighted average shares of restricted
    stock outstanding                                            528       774       659       831

  Additional shares assuming exercise of stock options         2,236     1,778     1,737     2,045

  Weighted average common shares and common                 --------- --------- --------- ---------
    share equivalents outstanding - fully diluted            101,900   101,128   101,425   101,408
                                                            ========= ========= ========= =========
Loss before extraordinary item                                ($0.08)   ($0.10)   ($0.30)   ($0.24)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                               -         -         -     (0.05)
                                                            --------- --------- --------- ---------
Fully diluted net loss per common share                       ($0.08)   ($0.10)   ($0.30)   ($0.29)
                                                            ========= ========= ========= =========

                                               -15-
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